EXHIBIT 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin — Investor/Media Relations
Berns Communications Group
(212) 994-4660
TALBOTS ANNOUNCES FIRST QUARTER 2008 SALES RESULTS
-Improved Merchandise Gross Margin Tracking Ahead of Target,
Offsets First Quarter Sales Shortfall
-Company Re-confirms Previously Announced 2008 Outlook
     HINGHAM, MA, May 8, 2008 — The Talbots, Inc. (NYSE: TLB) today announced total Company sales for the thirteen weeks ended May 3, 2008 of $542 million, versus last year’s reported sales of $574 million. By brand, retail sales were $436 million for Talbots compared to $457 million last year and $106 million for J. Jill compared to $117 million last year.
     Total Company comparable store sales declined 9.8% for the thirteen-week period. By brand, comparable store sales for Talbots decreased 7.4%. For the J. Jill brand, comparable store sales decreased 20.2% in the period.
     Consolidated direct marketing sales, including catalog and Internet, for the thirteen-week period increased 2% to $108 million, compared to $106 million a year ago.
     Trudy F. Sullivan, President and Chief Executive Officer of The Talbots, Inc. commented, “Although our total Company sales were softer than we had anticipated, we are pleased by our ability to achieve significantly improved merchandise gross margin, as it reflects progress in the implementation of one of our important strategic initiatives. Specifically, strong merchandise gross margin was driven by leaner total Company inventory, down approximately 7% to last year, and better inventory management, which enabled the selling of our markdown merchandise at higher average unit retail values versus prior years. Key to the success of these efforts was the revamped Talbots brand marketing strategy to increase the frequency of customer contact and the transition to a regular monthly markdown cadence initiated last November. This benefited all Talbots brand channels in the first quarter and resulted in a significant improvement in total Company merchandise gross margin of approximately 250 basis points.”

     “Looking at our Talbots brand, after a solid February and a very difficult March, which was felt across the industry, we experienced a significant improvement in April sales. We had a good customer response to our recent spring deliveries and a very successful response to our annual April best customer event, which led to a positive mid-single digit April comp and a corresponding increase in the brand’s direct marketing sales.”
     “At the J. Jill brand, sales were weak throughout the quarter. That said, we did see a stronger performance in our direct versus retail channel. We remain focused on strengthening our product offering and building brand awareness to drive improved performance and future growth in this business.”
     Ms. Sullivan concluded, “Overall, having completed the first quarter, we are pleased with the positive indicators we are seeing in our business performance, which validates certain key assumptions in our recently announced strategic plan. We are at the early stages of margin expansion in both our brands and believe we will gain traction in the quarters ahead. In addition, we will further benefit from tight expense control as we continue to streamline our operations. We are on the right track to achieve our growth and profit objectives while ensuring the true heritage of our brands.”
Re-Confirms 2008 Full Year Outlook
     The Company’s improved merchandise gross margin, which is tracking ahead of its target, offset the weakness in first quarter sales. Therefore, the Company re-confirms its previously announced outlook for fiscal 2008 earnings from continuing operations, excluding Talbots Kids, Mens and U.K. operating results and close down costs, to be in the range of $0.47 to $0.52 per diluted share. The Company is planning for a loss from discontinued operations in the range of ($0.64) to ($0.59) per share, for a total loss per share in the range of ($0.17) to ($0.07), compared to the ($3.56) loss per share reported in fiscal 2007.
     As previously stated, the Company expects that it will complete the closing of its Talbots Kids, Mens and U.K. businesses in the third quarter of 2008. At that time, the operating results and close down costs of these businesses will be reported as discontinued operations for the third quarter and all prior reporting periods.
     The Talbots, Inc. is in discussions with financial institutions to increase its working capital line of credit and will provide an update on its progress when appropriate. The Company expects to be in compliance with all covenants of its acquisition term loan agreement for first quarter fiscal 2008.
     The Talbots, Inc. is a leading international specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates stores in 865 locations in 47 states, the District of Columbia, Canada and the U.K., with 594 locations under the Talbots brand name and 271 locations under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “guidance,” or similar statements or variations of such terms. All of the information concerning our financial outlook (including future profitability, future comparable stores sales, future earnings and other future financial performance or operating measures), future credit facilities, future merchandise purchases, future cash needs, and other future financial performance or financial position constitutes forward-looking information.
Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan including our budget for regular-price and markdown selling and operating cash flow for forward periods. All of our forward-looking statements are as of the date of this release only. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially from our forward-looking statements. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
Any public statements or disclosures by us following this release which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the following risks: the impact of the continued deterioration in the U.S. economic environment, including continued negative impact on consumer discretionary spending, the disruption and significant tightening in the U.S. credit and lending markets, recessionary and inflationary pressures, high energy prices, and declining value of the U.S. dollar; our ability to accurately estimate and forecast future regular-price and markdown selling and operating cash flow; achieving the Company’s sales plan for the year for each of the Talbots and J. Jill brands; achieving the Company’s operating cash flow plan for the year; successfully executing the Company’s strategic initiatives, including anticipated lower inventory levels, expected operating expense and other cost reductions, the success of the new promotional cadence for the Talbots brand, reduced markdown exposure and improved gross margins, the successful closing of the Talbots Kids and Talbots Mens business concepts and closing of other underperforming stores; continued ability to purchase merchandise on open account purchase terms at expected levels; obtaining letter of credit facilities for merchandise purchases from vendors who require such facilities; the Company’s ability to obtain any necessary increases in its credit facilities as may be needed from time to time; the Company’s ability to reduce spending as needed; and the Company’s ability to continue to satisfy its financial covenants under its existing debt agreements. In each case, actual results may differ materially from such forward-looking information.
Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations” and you are urged to carefully consider all such factors.
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